Filed Pursuant to Rule 424(b)(7)
Registration No. 333-297038

PROSPECTUS SUPPLEMENT

(To prospectus dated June 25, 2026

Contango Silver & Gold Inc.

100,000 Shares of Common Stock

This prospectus supplement relates to the offer and resale by the selling stockholder identified in this prospectus supplement of up to 100,000 shares of our common stock, par value $0.01 per share (our “common stock”). The shares of common stock covered by this prospectus supplement were issued to the selling stockholder as partial consideration for the satisfaction of certain milestone payment obligations relating to our Lucky Shot Project (the “Transaction”).

We will not receive any proceeds from the sale of the shares by the selling stockholder pursuant to this prospectus. Our registration of the shares covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution.”

Our common stock is traded on the NYSE American under the symbol “CTGO.” On June 30, 2026, the last reported sale price of our common stock on the NYSE American was $15.79 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER EACH OF THE RISK FACTORS DESCRIBED OR REFERRED TO UNDER “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 1, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus, dated June 25, 2026. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the SEC on June 25, 2026 as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), utilizing the SEC’s “shelf” registration process. Under this shelf registration process, we may, from time to time, sell common stock and other securities, of which this offering is a part.

The first part of this prospectus supplement, including the documents incorporated by reference, describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus after the date of this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus supplement to the “Company,” “Contango,” “we,” “our” and “us” refer to Contango Silver & Gold Inc. and its subsidiaries on a consolidated basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Any statement that is not historical fact is a forward -looking statement. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Impacts from the Company’s future acquisition of new mining properties or businesses, including the merger with Dolly Varden Silver Corporation (“Dolly Varden”);

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Contango Properties and the Peak Gold JV Property;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with cash flows from operations and current cash reserves;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Availability of and ability to raise capital to fund capital expenditures and repay indebtedness;

•	Ability to repay indebtedness when due;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the Dolly Varden merger;

•	Ability to consummate and realize the anticipated benefits of strategic transactions;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Exploration and operational risks associated with the mining industry;

•	Timing and successful discovery of natural resources;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Potential mechanical failure or under performance of facilities and equipment;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Worldwide economic conditions;

•	Geopolitical conflicts and any resulting sanctions;

•	Federal and state legislation and regulation that affects or restricts mining development and activities;

•	Impact of new and potential mining operating and safety standards;

•	Environmental and regulatory, health and safety risks;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost and/or availability of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Actions or inactions of third-parties;

•	Strength and financial resources of competitors;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms; and

•	Risks related to title to properties.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus supplement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus supplement for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement and the accompanying prospectus relate to the offer and resale from time to time by the selling stockholder named herein of up to 100,000 shares of common stock of Contango Silver & Gold Inc.

You should read this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement, before making a decision to invest in any shares. You should rely only on the information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. We have not authorized any other person to provide you with different or additional information. This document may only be used where it is legal to sell these securities. You should not assume that the information in this prospectus supplement or in the accompanying prospectus or any document incorporated herein or therein by reference is accurate as of any date other than their respective dates.

Our Company

Contango Silver & Gold Inc. engages in the exploration for and development of gold ore and associated minerals. The Company’s principal asset is its 30% membership interest in Peak Gold, LLC (the “Peak Gold JV”), which operates the Manh Choh mines in Alaska. The Company also owns interests in several exploration-stage properties, including the Lucky Shot Project, the Johnson Tract Project, the Contango Minerals Property, and the Kitsault Valley Project in British Columbia, Canada through its subsidiary Dolly Varden Silver Corporation.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 388-7770 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus supplement.

The Transaction

On August 24, 2021, the Company and CRH Funding II Pte. Ltd., a Singapore private limited corporation (“CRH”), entered into a Membership Interest Purchase and Sale Agreement (the “MIPA”), pursuant to which CRH sold 100% of the issued and outstanding membership interests in Alaska Gold Torrent, LLC, an Alaska limited liability company (“Alaska Gold”), to the Company (the “Lucky Shot Transaction”). CRH is a wholly-owned subsidiary of CRH Mezzanine Pte. Ltd., a Singapore private limited corporation (“CRH Mezzanine” or the “selling stockholder”). In addition to the consideration paid at the closing of the Lucky Shot Transaction, the Company agreed to pay CRH additional consideration (the “Milestone Payments”) if production on the Lucky Shot Project met two separate exploration and/or production thresholds.

On June 26, 2026, the Company and CRH entered into an amendment to the MIPA (the “MIPA Amendment”), pursuant to which the Company agreed to pay CRH, in full satisfaction of the Milestone Payments, $5,000,000 in cash and 100,000 shares of the Company’s common stock, par value $0.01 per share (the “common stock”). The shares of common stock were issued to CRH Mezzanine and are held for convenience in the name of CRH Mezzanine for the account of CRH.

The Offering

Common stock offered by the selling stockholder	Up to 100,000 shares.

Terms of the offering	The selling stockholder will determine when and how they will dispose of the shares of common stock registered under this prospectus supplement for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NYSE American symbol	“CTGO”

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in any subsequently filed report, each of which are incorporated herein by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of our common stock. We may be required to pay certain offering fees (other than sales or underwriting commissions) and expenses in connection with the registration of the selling stockholder’s securities and to indemnify the selling stockholder against certain liabilities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. This summary is not complete and is qualified by reference to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its Bylaws (the “Bylaws”).

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 250,000,000 shares of common stock, par value $0.01 per share (“common stock”), and 15,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”).

Common Stock

Our common stock is fully paid and non-assessable. Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities or rights to convert or exchange common shares into any other security. Our common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company (the “Board”) and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Our common stock is listed on the NYSE American under the symbol “CTGO”. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue preferred stock in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

The Company has one share of preferred stock outstanding, designated as “Series A Special Voting preferred stock,” which was issued for the sole purpose of giving exchangeable shares issued to Dolly Varden shareholders the benefit of voting rights similar to the voting rights attributable to our common stock. No other preferred stock is outstanding and the Board has no intention at the present time of issuing preferred stock in the future. However, the Board could issue a series of preferred stock in the future that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, adversely affect the rights and powers, including voting rights, of the common stock and impede the completion of a merger, tender offer or other takeover attempt. The Board will make a determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

SELLING STOCKHOLDER

This prospectus supplement covers 100,000 shares of our common stock issued to the selling stockholder named below in connection with the Transaction, on the terms and subject to the conditions set forth in the MIPA Amendment, to permit the selling stockholder to resell such shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus supplement. CRH is the party to the MIPA and the MIPA Amendment. The shares of common stock were issued to CRH Mezzanine and are held for convenience in the name of CRH Mezzanine for the account of CRH.

Information in the table below with respect to beneficial ownership has been furnished by the selling stockholder and has not been independently verified by us. The selling stockholder may offer, sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which it provided the information set forth in the table below. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock owned by the selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the shares covered by this prospectus supplement and the selling stockholder will bear all commissions and discounts, if any, attributable to their sale of the shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. All percentages in the following tables are based on a total of 32,339,306 shares of our common stock and 1,156,753 exchangeable shares (shares in a Canadian subsidiary of Contango, which are exchangeable on a one for one basis into shares of common stock, issued to certain former Dolly Varden shareholders in connection with the Dolly Varden merger) issued and outstanding as of June 30, 2026.

Name of selling stockholder	Beneficial Ownership of Common Stock Before Offering		Shares of Common Stock Being Offered	Beneficial Ownership of Common Stock After Offering(1)
	Number of Shares	%		Number of Shares	%
CRH Mezzanine Pte. Ltd.(2)	100,000	*	100,000	—	—

*	Less than 1.0%.
(1)

Assumes that the selling stockholder sells all of the shares of our common stock it is offering for sale under this prospectus supplement and neither acquires nor disposes of any other shares, or rights to purchase other shares of our common stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholder is not obligated to sell all or any portion of the shares of our common stock shown as being offered, we cannot estimate the actual number of shares (or the actual percentage of the class) of our common stock that will be held by the selling stockholder upon completion of the offering.

(2)

CRH Mezzanine is the parent company and sole shareholder of CRH. CRH is the party to the MIPA and the MIPA Amendment described under “The Transaction” above. All shares are held for convenience in the name of CRH Mezzanine for the account of CRH. None of the shares are pledged or otherwise subject to a security interest. Cartesian Capital Group, LLC (“Cartesian”), a Delaware limited liability company, serves as the investment manager with respect to the securities directly held by CRH Mezzanine. Peter Yu, Gregory Armstrong, and Paul Hong are partners at Cartesian and exercise shared voting and dispositive control over the shares held in the name of CRH Mezzanine for the account of CRH. Each of Cartesian and Messrs. Yu, Armstrong, and Hong may be deemed to beneficially own the shares reported herein. Each of Cartesian and Messrs. Yu, Armstrong, and Hong disclaims beneficial ownership of such shares except to the extent of their respective pecuniary interest therein. The address for each of CRH, CRH Mezzanine, Cartesian and Messrs. Yu, Armstrong, and Hong is c/o Cartesian Capital Group, 505 Fifth Avenue, 15th Floor, New York, New York 10017.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of the shares of our common stock beneficially owned by it and offered hereby, on the terms and subject to the conditions set forth in the MIPA Amendment, directly or through one or more underwriters, broker-dealers, agents or any combination thereof. The term “selling stockholder” includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from the selling stockholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus supplement. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares. The selling stockholder will be responsible for any underwriting discounts or commissions or agent’s commissions.

The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares of our common stock (which may involve crosses or block transactions):

•	on the NYSE American or any other national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus supplement;

•	in privately negotiated transactions;

•	through the settlement of short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of shares of our common stock at a stipulated price per share;

•	a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

In connection with distributions of the resale shares or otherwise, the selling stockholder may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the resale shares in the course of hedging their positions;

•	sell shares of our common stock short and deliver the resale shares to close out such short positions;

•

enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of resale shares offered by this prospectus supplement, which they may in turn resell; or

•

pledge shares of our common stock to a broker-dealer or other financial institution, which, upon a default by the selling stockholder under the transaction to which such pledge relates, they may in turn resell.

In addition, the selling stockholder may sell shares of our common stock pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus supplement.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholder will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder and its affiliates. We will make copies of this prospectus supplement available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

At the time a particular offer of resale shares is made, if required, a further prospectus supplement or amendment to this prospectus supplement will be distributed that will set forth:

•	the number of resale shares being offered;

•	the terms of the offering including the name of any underwriter;

•	dealer or agent;

•	the purchase price paid by any underwriter;

•	any discount, commission and other underwriter compensation;

•	any discount, commission or concession allowed or reallowed or paid to any dealer;

•	and the proposed selling price to the public.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Contango Silver & Gold Inc. (formerly Contango ORE, Inc.) as of December 31, 2025 and 2024, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Dolly Varden Silver Corporation as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus supplement by reference from the Current Report on Form 8-K of the Company filed on March 27, 2026, have been audited by Davidson & Co., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus supplement and the accompanying prospectus concerning estimates of our mineral resources for the Manh Choh Project and Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or Lucky Shot TRS.

The information appearing or incorporated by reference into this prospectus supplement concerning estimates of our mineral resources for the Johnson Tract Project was derived from the Technical Report Summary for such property, and has been included herein upon the authority of SRK Consulting (Canada) Inc., James Gray, P.Geo, Advantage Geoservices, Jeffery B. Austin, P.Eng, International Metallurgical and Environmental, Inc., Gregory Gold, PE, QP, MBA, Stantec Consulting Services Inc., and Dave G Larimer, CPG, as qualified persons with respect to the matters covered by such report and in giving such report. Except for Dave G. Larimer, none of SRK Consulting (Canada) Inc., James Gray, Advantage Geoservices, Jeffery B. Austin, International Metallurgical and Environmental, Inc., or Gregory Gold, Stantec Consulting Services Inc., is an employee of the Company or the Peak Gold JV, and none of them is affiliated with the Company, the Peak Gold JV, or another entity that has an ownership, royalty or other interest in the Johnson Tract property that is the subject of the Johnson Tract TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov or at our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus supplement or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus supplement or the registration statement of which it forms a part.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 14, 2026;

•	our Definitive Proxy Statement for the 2026 special meeting of stockholders on Schedule 14A filed with the SEC on February 13, 2026;

•	our Definitive Proxy Statement for the 2026 annual meeting of stockholders on Schedule 14A filed with the SEC on April 30, 2026;

•

the description of our securities set forth in Exhibit 4.4 of Contango’s Annual Report on Form 10-K filed with the SEC on March 16, 2026, including any amendment or report filed for the purposes of updating such description; and

•

our Current Reports on Form 8-K filed with the SEC (excluding any information furnished under Item  2.02 or 7.01 on any Current Report on Form 8-K) on February  12, 2026, February  18, 2026, March  19, 2026, March  27, 2026, April  8, 2026, May  8, 2026, June  18, 2026, June  26, 2026, and June 29, 2026.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango Silver & Gold Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 388-7770

PROSPECTUS

Contango Silver & Gold Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We, or any selling security holder, may, from time to time in one or more offerings, offer and sell common stock, preferred stock, debt securities, warrants to purchase common stock or preferred stock, subscription rights, units or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

The common stock, preferred stock, debt securities, warrants, subscription rights and units collectively are referred to in this prospectus as the “securities”.

We, or any selling security holder may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We, or any selling security holder, may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we or any selling security holder will offer the securities. Each time we or any selling security holder sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our shares of common stock are listed on the NYSE American under the symbol “CTGO”.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

The date of this prospectus is June 25, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we or any selling security holder may from time to time offer and sell the securities described in this prospectus in one or more offerings or resales.

This prospectus provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell any of the securities described herein, we may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the heading “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango,” “we,” “our” and “us” refer to Contango Silver & Gold Inc. and its subsidiaries on a consolidated basis.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus, which is contained in the documents incorporated by reference into this prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project, Lucky Shot Project and Johnson Tract Project (each as defined below) have been prepared in accordance with S-K 1300. The Technical Report Summaries for the Manh Choh Project, Lucky Shot Project and Johnson Tract Project are included as Exhibits 96.1, 96.2 and 96.3, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 16, 2026, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Any statement that is not historical fact is a forward -looking statement. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Impacts from the Company’s future acquisition of new mining properties or businesses, including the merger with Dolly Varden Silver Corporation;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Contango Properties and the Peak Gold JV Property;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with cash flows from operations and current cash reserves;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Availability of and ability to raise capital to fund capital expenditures and repay indebtedness;

•	Ability to repay indebtedness when due;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the Dolly Varden merger;

•	Ability to consummate and realize the anticipated benefits of strategic transactions;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Exploration and operational risks associated with the mining industry;

•	Timing and successful discovery of natural resources;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Potential mechanical failure or under performance of facilities and equipment;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Worldwide economic conditions;

•	Geopolitical conflicts and any resulting sanctions;

•	Federal and state legislation and regulation that affects or restricts mining development and activities;

•	Impact of new and potential mining operating and safety standards;

•	Environmental and regulatory, health and safety risks;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost and/or availability of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Actions or inactions of third-parties;

•	Strength and financial resources of competitors;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms; and

•	Risks related to title to properties.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

ABOUT CONTANGO

Contango engages in the exploration for and development of gold ore and associated minerals. On January 8, 2015, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed Peak Gold, LLC (the “Peak Gold JV”). On September 30, 2020, CORE Alaska sold a 30% membership interest, and the Royal Gold subsidiary sold all of its interests, in the Peak Gold JV to KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”), a large gold producer with a diverse global portfolio and extensive operating experience in Alaska (the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30% membership interest in the Peak Gold JV, and KG Mining holds a 70% membership interest in the Peak Gold JV and serves as the manager of the Peak Gold JV, which operates the Manh Choh mines.

The Company conducts its business through the following means:

•

its 30.0% membership interest in the Peak Gold JV, which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 acres of State of Alaska mining claims (collectively, the “Peak Gold JV Property”), including the Main and North Manh Choh deposits (“Manh Choh” or the “Manh Choh Project”);

•

its wholly-owned subsidiary Contango Mining Canada Inc. (British Columbia), which holds 100% equity in HighGold Mining Inc., which in turn owns J T Mining, Inc., leasing approximately 21,000 acres (“Johnson Tract” or the “Johnson Tract Project”) from Cook Inlet Region, Inc. (“CIRI”), 125 miles southwest of Anchorage, Alaska;

•

its wholly-owned subsidiary Contango Lucky Shot Alaska, LLC (“LSA”), which leases approximately 8,600 acres of State of Alaska and patented mining claims (“Lucky Shot” or the “Lucky Shot Property”) in the Willow Mining District, approximately 75 miles north of Anchorage, Alaska;

•

its wholly-owned subsidiary Contango Minerals Alaska, LLC, which controls approximately 145,280 acres of State mining claims, including: (i) approximately 69,780 acres northwest of Peak Gold JV (“Eagle/Hona Property”), (ii) approximately 14,800 acres northeast of Peak Gold JV (“Triple Z Property”), (iii) approximately 52,700 acres in the Richardson district (“Shamrock Property”), and (iv) approximately 8,000 acres near Lucky Shot (“Willow Property”) (collectively, the “Contango Minerals Property”);

•

its wholly-owned subsidiary Avidian Gold Alaska Inc., which controls approximately 11,711 acres of State mining claims and leases, including: (i) approximately 1,021 acres near Fort Knox Gold Mine (“Amanita NE Property”), (ii) approximately 10,690 acres in Valdez Creek Mining District (“Golden Zone Property”), and leases approximately 3,380 acres near Fort Knox (“Amanita Property”) (collectively, the “Avidian Properties”); and

•

its subsidiary Dolly Varden, a mineral exploration company that owns 100% of the Kitsault Valley Project, a 163-square kilometer property comprising the Dolly Varden and Homestake Ridge properties located in the Golden Triangle of British Columbia, Canada, 25 kilometers by road to tidewater, which hosts high-grade silver and gold resources along with the past-producing Dolly Varden and Torbrit silver mines, and which, together with six additional properties in the same region, encompasses a combined area of approximately 100,000 hectares (the “Kitsault Valley Project” and with the Johnson Tract Project, Lucky Shot Property, Contango Minerals Property, and Avidian Properties, the “Contango Properties”).

The Company’s Manh Choh Project is in the production stage, while all other projects are in the exploration or development stage.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 388-7770 and its website address is www.contangoore.com. Information contained on the Company’s website is not incorporated by reference in this prospectus or any prospectus supplement.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in any subsequently filed report, each of which are incorporated herein by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses and/or underwriting discounts and commissions) from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include, among other things:

•	exploration for possible mineral reserves and resources at the Contango Properties;

•	funding any future contribution obligations to the Peak Gold JV;

•	funding working capital requirements;

•	capital expenditures;

•	repayment or refinancing of indebtedness;

•	strategic acquisitions; and

•	repurchases and redemptions of securities.

Pending the application of such proceeds, we may invest the proceeds in short-term marketable securities or money market obligations.

We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Additional information on the use of net proceeds from the sale of the securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon, among other factors, our funding requirements and the availability and cost of other funds.

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any of the proceeds from the sale of securities by any selling security holder. The selling security holders will receive all of the net proceeds from the sale of their respective securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. This summary is not complete and is qualified by reference to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and its Bylaws (the “Bylaws”).

Authorized Capital Stock

Our Certificate of Incorporation authorizes us to issue 250,000,000 shares of common stock, par value $0.01 per share (“common stock”), and 15,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”).

Common Stock

Our common stock is fully paid and non-assessable. Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities or rights to convert or exchange common shares into any other security. Our common stock is not subject to any redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the board of directors of the Company (the “Board”) and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Our common stock is listed on the NYSE American under the symbol “CTGO”. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue preferred stock in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the Delaware General Corporation Law (the “DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•

the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•

whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

The Company has one share of preferred stock outstanding, designated as “Series A Special Voting preferred stock,” which was issued for the sole purpose of giving exchangeable shares issued to Dolly Varden shareholders the benefit of voting rights similar to the voting rights attributable to our common stock. No other preferred stock is outstanding and the Board has no intention at the present time of issuing preferred stock in the future. However, the Board could issue a series of preferred stock in the future that, depending on the terms of such series, could decrease the amount of earnings and assets available for distribution to the holders of common stock, adversely affect the rights and powers, including voting rights, of the common stock and impede the completion of a merger, tender offer or other takeover attempt. The Board will make a determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of the Company. The Company may issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.

We have summarized the debt securities and select provisions that may be included in a future indenture below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part and you should read such indenture for provisions that may be important to you.

General

The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.

The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders of the debt securities the right to require us to repurchase our securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	any provisions which restrict the declaration of dividends or requiring the maintenance of an asset ratio or the creation or maintenance of reserves;

•	any provisions restricting the incurrence of additional debt or the issuance of additional securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on any debt security of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment for 30 days when due;

•

failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) within 90 days after receipt of written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder.

At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Defeasance and Discharge

Defeasance

When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•

the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due, and has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will give the holder the right, upon exercise of the warrant, to purchase, for a specified exercise period, a specified number of shares of the Company’s preferred stock or common stock at a specified exercise price per share which is subject to adjustment upon the occurrence of specified events. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our preferred stock or common stock, you will not have any rights as a holder of our preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock or preferred stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an overallotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information”.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, warrants, subscription rights, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, warrants, or subscription rights, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferable;

•	any provisions of the governing unit agreement that differ from those described in this section; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated into this prospectus by reference. Selling security holders may be deemed to be underwriters in connection with the securities they resell and any profits on the resale may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, selling security holders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling security holders.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including:

•	the name or names of any agents, dealers or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions allowed or re-allowed or paid to dealers or agents.

The distribution of any securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day after the date the securities are priced (“T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable prospectus supplement specifies that the issue date is more than one business day after the date on which the securities are priced, purchasers who wish to trade such securities at any time prior to the first business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+1, to make alternative settlement arrangements to prevent a failed settlement.

Sales Through Underwriters or Dealers

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

The applicable prospectus supplement will describe any compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all securities we may offer, other than common stock, will be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Other Services

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees or other successors in interest of any of the named selling security holders (including, but not limited to, persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus.

The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any security holder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling security holders may also transfer the securities by gift. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us and any underwriter or other person who participates in the offering of the securities against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws.

We will not receive any proceeds from sales of any securities by the selling security holders. We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby. We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus.

To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth the aggregate number of securities to be sold, the purchase price, the public offering price, if applicable the names of any underwriter, dealer or agent, and any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, dealers or agents with respect to the particular transaction.

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

Listing

Our shares of common stock are listed on the NYSE American and Toronto Stock Exchange under the symbol “CTGO”.

LEGAL MATTERS

Certain legal matters in connection with our securities offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Contango Silver & Gold Inc. (formerly Contango ORE, Inc.) as of December 31, 2025 and 2024, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Dolly Varden Silver Corporation as of December 31, 2025 and 2024, and for the years then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K of the Company filed on March 27, 2026, have been audited by Davidson & Co., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus and the accompanying prospectus concerning estimates of our mineral resources for the Manh Choh Project and Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or Lucky Shot TRS.

The information appearing or incorporated by reference into this prospectus concerning estimates of our mineral resources for the Johnson Tract Project was derived from the Technical Report Summary for such property, and has been included herein upon the authority of SRK Consulting (Canada) Inc., James Gray, P.Geo, Advantage Geoservices, Jeffery B. Austin, P.Eng, International Metallurgical and Environmental, Inc., Gregory Gold, PE, QP, MBA, Stantec Consulting Services Inc., and Dave G Larimer, CPG, as qualified persons with respect to the matters covered by such report and in giving such report. Except for Dave G. Larimer, none of SRK Consulting (Canada) Inc., James Gray, Advantage Geoservices, Jeffery B. Austin, International Metallurgical and Environmental, Inc., or Gregory Gold, Stantec Consulting Services Inc., is an employee of the Company or the Peak Gold JV, and none of them is affiliated with the Company, the Peak Gold JV, or another entity that has an ownership, royalty or other interest in the Johnson Tract property that is the subject of the Johnson Tract TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov or at our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 16, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 14, 2026;

•	our Definitive Proxy Statement for the 2026 special meeting of stockholders on Schedule 14A filed with the SEC on February 13, 2026;

•	our Definitive Proxy Statement for the 2026 annual meeting of stockholders on Schedule 14A filed with the SEC on April 30, 2026;

•

the description of our securities set forth in Exhibit 4.4 of Contango’s Annual Report on Form 10-K filed with the SEC on March 16, 2026, including any amendment or report filed for the purposes of updating such description; and

•

our Current Reports on Form 8-K filed with the SEC (excluding any information furnished under Item  2.02 or 7.01 on any Current Report on Form 8-K) on February  12, 2026, February  18, 2026, March  19, 2026, March  27, 2026, April  8, 2026, May  8, 2026, and June 18, 2026.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango Silver & Gold Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 388-7770

Contango Silver & Gold Inc.

100,000 Shares of Common Stock

Offered by Certain Selling Stockholders

PROSPECTUS SUPPLEMENT

July 1, 2026